Exhibit 99.1
Harmonic Announces Third Quarter Results
Sequential Revenue Growth in International Markets;
Extending Technology Leadership
SUNNYVALE, Calif.—October 28, 2009—Harmonic Inc. (NASDAQ: HLIT), a leading provider of broadcast and on-demand video delivery solutions, today announced its preliminary and unaudited results for the quarter ended October 2, 2009.
For the third quarter of 2009, the Company reported net sales of $83.9 million, compared to $91.5 million in the third quarter of 2008 and $81.3 million for the second quarter of 2009. For the first nine months of 2009, net sales were $232.9 million, compared to $268.1 million in the same period of 2008.
During the third quarter of 2009, the Company saw a sequential increase in quarterly sales to international customers, particularly in Europe. International sales represented 52% of revenue for the third quarter of 2009, up from 43% in the previous quarter and 39% in the third quarter of 2008. Total bookings for the third quarter were approximately $79.9 million, compared to $81.3 million in the previous quarter.
The Company reported GAAP net income for the third quarter of 2009 of $2.6 million, or $0.03 per diluted share, compared to net income of $12.0 million, or $0.12 per diluted share, for the same period of 2008. Excluding restructuring charges related to the recent Scopus acquisition and non-cash accounting charges for purchase accounting adjustments to inventory, stock-based compensation expense, the amortization of intangibles and certain tax adjustments, the non-GAAP net income for the third quarter of 2009 was $4.5 million, or $0.05 per diluted share, compared to $15.9 million, or $0.17 per diluted share, for the same period of 2008. See “Use of Non-GAAP Financial Measures” and “GAAP to non-GAAP Reconciliation” below.
As of October 2, 2009, the Company had cash, cash equivalents and short-term investments of $253.0 million, compared to $252.6 million as of July 3, 2009.
“We’re pleased with the sequential sales growth from our expanding base of international customers,” said Patrick Harshman, President and Chief Executive Officer. “However, we continue to see cautious customer spending compared to last year. In this market environment, we have continued to carefully manage our operating expenses while also continuing to extend our global reach and technology leadership across a range of compelling new video applications extending from HDTV to mobile video. We remain confident in our strong competitive position and long-term growth prospects.”
Business Outlook
Harmonic anticipates that net sales for the fourth quarter of 2009 will be in a range of $80.0 to $86.0 million. GAAP gross margins and operating expenses are expected to be in a range of 44% to 46% and $37.0 to $38.0 million, respectively. Non-GAAP gross margins and operating expenses for the fourth quarter of 2009, which exclude charges for stock-based compensation and the amortization of intangibles, are anticipated to be in a range of 47% to 49% and $33.0 to $34.0 million, respectively.
Conference Call Information
Harmonic will host a conference call today to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern). A broadcast of the conference call can be accessed on the Company’s website at www.harmonicinc.com or by calling +1.706.634.9047 (conference identification code 32354964). The replay will be available after 6:00 p.m. Pacific at the same website address or by calling +1.706.645.9291 (conference identification code 32354964).

About Harmonic Inc.
Harmonic Inc. is redefining video delivery with the industry’s most powerful solutions for delivering live and on-demand video to TVs, PCs and mobile devices. Harmonic’s 20 years of technical innovation and market leadership enable the company to offer a unique and comprehensive solution portfolio—including encoding, transcoding, content preparation, stream processing, asset management, edge processing, and delivery. Broadcast, cable, Internet, mobile, satellite and telecom service providers around the world choose Harmonic’s IP-based digital video, software, and broadband edge and access solutions. Using these award-winning and industry-leading solutions, operators can reduce costs and differentiate their services by offering consumers a higher quality, personalized multi-screen experience.
Harmonic (NASDAQ: HLIT) is headquartered in Sunnyvale, California with R&D, sales and system integration centers worldwide. The company’s customers, including many of the world’s largest communications providers, deliver services in virtually every country. Visit www.harmonicinc.com for more information.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to: our expectations regarding our final results for the third quarter ended October 2, 2009; our belief that we are continuing to extend our global reach and technology leadership across a range of compelling new video applications; our confidence in our competitive position and long-term growth prospects, and our expectations regarding net sales, GAAP gross margins, GAAP operating expenses, non-GAAP gross margins and non-GAAP operating expenses for the fourth quarter of 2009. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace, or at all; the possibility that the continuing integration of Scopus does not proceed as we expect; the possibility that our products will not generate sales that are commensurate with our expectations; the mix of products sold and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite and telco industries; customer concentration and consolidation; general economic conditions, including the impact of recent turmoil in the global financial markets; market acceptance of new or existing Harmonic products; losses of one or more key customers; risks associated with Harmonic’s international operations; inventory management; the effect of competition; difficulties associated with rapid technological changes in Harmonic’s markets; the need to introduce new and enhanced products and the risk that our product development is not timely or does not result in expected benefits or market acceptance; risks associated with a cyclical and unpredictable sales cycle; and risks that our international sales and support center will not provide the operational or tax benefits that we anticipate or that expenses exceed our plans. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including our annual report filed on Form 10-K for the year ended December 31, 2008, our quarterly report on Form 10-Q for the quarter ended July 3, 2009 and our current reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.
EDITOR’S NOTE – Product and company names used herein are trademarks or registered trademarks of their respective owners.

Harmonic Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	October 2, 2009	December 31, 2008

Assets
Current assets:
Cash and cash equivalents	$149,975	$179,891
Short-term investments	102,989	147,272
Accounts receivable, net	70,347	63,923
Inventories	30,720	26,875
Deferred income taxes	36,384	36,384
Prepaid expenses and other current assets	15,561	15,985

Total current assets	405,976	470,330

Property and equipment, net	19,323	15,428

Goodwill, intangibles and other assets	110,856	78,605

	$536,155	$564,363

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	15,051	13,366
Income taxes payable	2,357	1,434
Deferred revenue	29,905	29,909
Accrued liabilities	36,116	50,490

Total current liabilities	83,429	95,199

Accrued excess facilities costs, long-term	257	4,953
Income taxes payable, long-term	43,018	41,555
Other non-current liabilities	4,783	8,339

Total liabilities	131,487	150,046

Stockholders’ equity:
Common stock	2,277,088	2,263,331
Accumulated deficit	(1,872,580)	(1,848,394)
Accumulated other comprehensive income (loss)	160	(620)

Total stockholders’ equity	404,668	414,317

	$536,155	$564,363

Harmonic Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2,	September 26,	October 2,	September 26,
	2009	2008	2009	2008

Net sales	$83,861	$91,455	$232,909	$268,071

Cost of sales	47,781	47,259	137,898	138,744

Gross profit	36,080	44,196	95,011	129,327

Operating expenses:

Research and development	15,879	13,724	45,825	40,264
Selling, general and administrative	19,405	19,254	61,431	56,725
Amortization of intangibles	1,367	160	3,289	479

Total operating expenses	36,651	33,138	110,545	97,468

Income (loss) from operations	(571)	11,058	(15,534)	31,859

Interest and other income, net	371	836	1,871	5,526

Income (loss) before income taxes	(200)	11,894	(13,663)	37,385

Provision for (benefit from) income taxes	(2,777)	(71)	10,523	(13,398)

Net income (loss)	$2,577	$11,965	$(24,186)	$50,783

Net income (loss) per share
Basic	$0.03	$0.13	$(0.25)	$0.54

Diluted	$0.03	$0.12	$(0.25)	$0.53

Shares used to compute net income (loss) per share:
Basic	96,104	94,805	95,742	94,365

Diluted	96,732	95,863	95,742	95,491

Harmonic Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended
	October 2, 2009	September 26, 2008

Cash flows from operating activities:
Net income (loss)	$(24,186)	$50,783
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Amortization of intangibles	9,222	4,746
Depreciation	6,299	5,215
Stock-based compensation	7,638	5,470
Excess tax benefits from stock-based compensation	—	(2,864)
Loss on impairment of investment	—	845
Loss on disposal of fixed assets	191	22
Deferred income taxes	—	(46,249)
Other non-cash adjustments, net	1,995	(2,090)
Changes in assets and liabilities:
Accounts receivable, net	(303)	(6,612)
Inventories	12,097	1,741
Prepaid expenses and other assets	9,064	5,755
Accounts payable	(1,279)	(7,812)
Deferred revenue	(887)	(6,967)
Income taxes payable	2,156	31,430
Accrued excess facilities costs	(4,446)	(4,808)
Accrued and other liabilities	(27,332)	(9,939)

Net cash provided by (used in) operating activities	(9,771)	18,666

Cash flows from investing activities:
Purchases of investments	(101,221)	(91,868)
Proceeds from sale of investments	146,241	109,363
Acquisition of property and equipment, net	(6,105)	(6,049)
Acquisition of intellectual property	—	(500)
Acquisition of Scopus	(63,053)	—
Acquisition of Rhozet	(453)	(2,828)
Redemption of Entone, Inc. convertible note	—	2,500

Net cash provided by (used in) investing activities	(24,591)	10,618

Cash flows from financing activities:
Proceeds from issuance of common stock, net	4,239	8,367
Excess tax benefits from stock-based compensation	—	2,864

Net cash provided by financing activities	4,239	11,231

Effect of exchange rate changes on cash and cash equivalents	207	73

Net increase (decrease) in cash and cash equivalents	(29,916)	40,588
Cash and cash equivalents at beginning of period	179,891	129,005

Cash and cash equivalents at end of period	$149,975	$169,593

Harmonic Inc.
Revenue Information
(In thousands)
(Unaudited)

	Three Months Ended				Nine Months Ended
	October 2,		September 26,		October 2,		September 26,
	2009		2008		2009		2008

Product
Video Processing	$33,014	39%	$32,284	35%	$95,246	41%	$101,152	38%
Edge & Access	32,678	39%	43,029	47%	88,447	38%	124,191	46%
Software, Services and Other	18,169	22%	16,142	18%	49,216	21%	42,728	16%

Total	$83,861	100%	$91,455	100%	$232,909	100%	$268,071	100%

Geography
United States	$40,282	48%	$55,669	61%	$118,932	51%	$153,565	57%
International	43,579	52%	35,786	39%	113,977	49%	114,506	43%

Total	$83,861	100%	$91,455	100%	$232,909	100%	$268,071	100%

Market
Cable	$47,246	56%	$57,953	63%	$139,105	60%	$166,473	62%
Satellite	17,488	21%	19,824	22%	44,292	19%	53,378	20%
Telco & Other	19,127	23%	13,678	15%	49,512	21%	48,220	18%

Total	$83,861	100%	$91,455	100%	$232,909	100%	$268,071	100%

Use of Non-GAAP Financial Measures
In establishing operating budgets, managing its business performance, and setting internal measurement targets, the Company excludes a number of items required by GAAP. Management believes that these accounting charges and credits, which are non-cash or non-recurring in nature, are not useful in managing its operations and business. Historically, the Company has also publicly presented these supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP financial measures presented here are gross margin, operating expense, net income and net income per share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements contained in this press release. The non-GAAP adjustments described below have historically been excluded from our non-GAAP financial measures. These adjustments, and the basis for excluding them, are:
•	Restructuring Activities
-	Severance Costs

The Company has incurred severance costs in cost of sales and in operating expenses in connection with the integration of its acquisition of Scopus in March 2009, as well as other severance costs related to headcount reduction actions in response to the global economic slowdown. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.

-	Excess Facilities

The Company has incurred excess facilities charges and credits in operating expenses due to adjustments related to vacating portions of its Sunnyvale campus and estimating income from subleases of buildings. Similar facilities charges have been incurred in connection with vacating certain buildings leased by Scopus which are no longer required. The Company excludes one-time charges and credits of this nature in evaluating its ongoing operational performance. We believe that these charges and credits do not reflect expected future expenses nor does their inclusion in calculating our results of operations provide a meaningful comparison of current versus prior operating results.

-	Product Discontinuance

In connection with the rationalization of product lines following the acquisition of Scopus, the Company recorded charges for excess inventory in connection with products which have been discontinued or which are excess to requirements as they are expected to be sold on a very limited basis. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor does their inclusion in calculating our results of operations provide a meaningful comparison of current versus prior operating results.

•	Acquisition Fees and Expenses

In accordance with the requirements of new business combination accounting standards, which the Company adopted on January 1, 2009, fees and expenses paid to professional advisers in connection with the acquisition of Scopus in March 2009 have been expensed. These acquisition-related costs are of a one-time nature and the Company excludes costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor does their inclusion in calculating our results of operations provide a meaningful comparison of current versus prior operating results.
•	Non-Cash Items
-	Stock-Based Compensation Expense

The Company has incurred stock-based compensation expense in cost of sales and operating expenses. The Company excludes stock-based compensation expense because it believes that this measure is not relevant in evaluating its core operating performance, either for internal measurement purposes or for period-to-period comparisons and benchmarking against other companies.

-	Amortization of Intangibles

The Company has incurred a charge for amortization of intangibles related to acquisitions made by the Company. The Company excludes these items when it evaluates its core operating performance. We believe that eliminating these expenses is useful to investors when comparing historical and prospective results and comparing such results to other companies because these expenses will vary if and when the Company makes additional acquisitions.

-	Purchase Accounting Fair Value Adjustments Related to Inventory

The Company has incurred a charge related to the fair value write-up of acquired inventory sold. GAAP purchase accounting rules require that inventory we acquired in connection with the acquisition of Scopus be written-up to estimated fair market value. Management believes that the charge arising from the fair value write-up of acquired inventory sold does not reflect the actual inventory costs incurred by Scopus prior to the acquisition and does not reflect expected future inventory costs nor does the inclusion of this information in calculating our results of operations provide a meaningful comparison of current versus prior operating results.

-	Provision/Benefit for Income Taxes

In 2008, the Company reversed a valuation allowance against certain deferred tax assets, resulting in a credit to its provision for income taxes. The Company has excluded the discrete benefit from this reversal from its calculation of the Company’s non-GAAP net income because it believes that it is of a one-time nature and does not reflect future expected tax provisions nor does the inclusion of this information in calculating our net income provide a meaningful comparison of current versus prior net income.

Additionally, in 2009, the Company has assumed an effective tax rate of 35% for non-GAAP purposes because management believes that the 35% effective tax rate is reflective of a current normalized tax rate for Harmonic and its consolidated subsidiaries on a global basis. Management believes that this rate i) more appropriately reflects a provision for income taxes based on computed and expected amounts of non-GAAP pre-tax income, and ii) excludes the impact of certain discrete events which can cause quarterly tax provisions to be volatile. Certain discrete items are required by GAAP to be recorded in the current period but do not reflect future expected tax provisions or effective rates nor does the inclusion of this information in calculating our net income provide a meaningful comparison of current versus prior net income.

Harmonic Inc.
GAAP to Non-GAAP Income (Loss) Reconciliation
(Unaudited)

	Three Months Ended October 2, 2009			Three Months Ended September 26, 2008
	Gross	Operating	Net Income	Gross	Operating	Net Income
(In thousands)	Margin	Expense	(loss)	Margin	Expense	(loss)
GAAP	$36,080	$36,651	$2,577	$44,196	$33,138	$11,965
Purchase accounting fair value adjustments related to inventory	518		518
Cost sales related to stock based compensation expense	376		376	325		325
Research and development expense related to stock based compensation expense		(972)	972		(785)	785
Selling, general and administrative expense related to stock based compensation expense		(1,346)	1,346		(1,110)	1,110
Selling, general and administrative expense related to excess facilities expense		(32)	32		(283)	283
Selling, general and administrative expense related to restructuring costs		(237)	237
Amortization of intangibles	2,207	(1,367)	3,574	1,356	(160)	1,516
Impairment on Lehman Brothers investment						845
Discrete tax items and adjustments			(5,175)			(970)

Non-GAAP	$39,181	$32,697	$4,457	$45,877	$30,800	$15,859

GAAP income per share — basic			$0.03			$0.13

GAAP income per share —diluted			$0.03			$0.12

Non-GAAP income per share — basic			$0.05			$0.17

Non-GAAP income per share —diluted			$0.05			$0.17

Shares used in per-share calculation — basic			96,104			94,805

Shares used in per-share calculation — diluted			96,732			95,863

	Nine Months Ended October 2, 2009			Nine Months Ended September 26, 2008
	Gross	Operating	Net Income	Gross	Operating	Net Income
(In thousands)	Margin	Expense	(loss)	Margin	Expense	(loss)
GAAP	$95,011	$110,545	$(24,186)	$129,327	$97,468	$50,783
Cost of sales related to severance costs	822		822
Cost of sales related to Scopus product discontinuance	5,965		5,965
Purchase accounting fair value adjustments related to inventory	1,142		1,142
Cost sales related to stock based compensation expense	1,086		1,086	819		819
Research and development expense related to restructuring costs		(712)	712
Research and development expense related to stock based compensation expense		(2,771)	2,771		(2,021)	2,021
Selling, general and administrative expense related to restructuring costs		(2,291)	2,291
Selling, general and administrative expense related to stock based compensation expense		(3,780)	3,780		(2,630)	2,630
Selling, general and administrative expense related to excess facilities expense		(423)	423		(1,738)	1,738
Acquisition costs related to Scopus		(3,367)	3,367
Amortization of intangibles	5,893	(3,289)	9,182	4,151	(479)	4,630
Impairment on Lehman Brothers investment						845
Discrete tax items and adjustments			4,265			(16,068)

Non-GAAP	$109,919	$93,912	$11,620	$134,297	$90,600	$47,398

GAAP income (loss) per share — basic			$(0.25)			$0.54

GAAP income (loss) per share — diluted			$(0.25)			$0.53

Non-GAAP income per share — basic			$0.12			$0.50

Non-GAAP income per share — diluted			$0.12			$0.50

Shares used in per-share calculation — basic			95,742			94,365

Shares used in per-share calculation — diluted, GAAP			95,742			95,491

Shares used in per-share calculation — diluted, non-GAAP			96,250			95,491